CONSULTING AGREEMENT


     THIS AGREEMENT is made as of this the 30th day of April, 1998 by and between Voxcom Holdings, Inc., a Nevada corporation (the "Company"), and Jande International Holdings, LLC (referred to herein as the Consultant).

     WHEREAS, Company desires to retain Consultant for a period of two years to assist the Company in the development of the business of the Company,

     NOW, THEREFORE, in consideration of the premises and the agreements contained herein the Company and Consultant hereby agree as follows:

     1. Consulting Services.

          1.1 For a period of 24 months beginning the date hereof, the Company hereby retains Consultant and Consultant hereby agrees to perform consulting services for the Company as requested from time to time by the President of the Company.

          1.2 Consultant shall at all times be free to devote time to occupations, employment and activities other than those provided for in this Agreement. Consultant shall not be entitled to compensation for consulting services other than the payment provided for in Section 2 hereof.

          1.3 The relationship created between the Company and Consultant by this Agreement is that of a hiring corporation and an independent contractor. The methods and means of performing the work by Consultant under this Agreement will be solely within the control of Consultant. Consultant acknowledges and agrees that Company's worker's compensation insurance does not cover Consultant or any employee of Consultant. Consultant further acknowledges and agrees that because he is an independent contractor, the Company has no responsibility for withholding any employee related taxes including, without limitation, state or federal income taxes, unemployment taxes, FICA taxes, and disability insurance charges.

     2. Consideration. Company will issue to Consultant for the Consulting Agreement set forth in Section 1 a total of 110,000 shares of Common Stock, par value $0.001, in a transaction exempt under SEC Rule 504. Such shares shall be unrestricted and fully tradeable. In addition, the Company shall reimburse consultant for all expenses incurred by him in


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connection  with his duties  hereunder,  provided that shall  expenses  shall be incurred pursuant to Company policies in effect from time to time with the advance consent of the President.

     3. General.

          3.1 This Agreement supersedes all prior agreements and understandings between the Consultant and the Company with regard to the subject matter of this Agreement.

          3.2 No modification, termination, or waiver under this Agreement shall be valid unless in writing and signed by the Consultant and the Company.

          3.3 This Agreement shall inure to the benefit of and be binding upon any successor or assign of the Company and shall inure to the benefit of and be binding upon the Consultant's heirs, successors and assigns.

          3.4 The waiver by the Company of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach of Consultant and the waiver by Consultant of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

          3.5 This Agreement shall be interpreted and construed under the laws of the State of Texas.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       VOXCOM HOLDINGS, INC.


                                       By:  /s/ Don McLellan
                                            -----------------------------
                                                Don McLellan, President

                                       JANDE INTERNATIONAL HOLDINGS, LLC


                                       By:  /s/ Ely Mandell
                                            -----------------------------
                                                Ely Mandell, President




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